SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2002

TRW Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-2384	34-575430

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 Richmond Road, Cleveland, OH	44124

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 291-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On February 26, 2002, TRW Inc. (“TRW”) sent a letter to Northrop Grumman Corporation (“Northrop Grumman”) stating that TRW’s Board of Directors will address the proposal letter TRW received on February 21, 2002 from Northrop Grumman promptly and in a timely manner. In a press release issued on February 26, 2002, TRW set forth the text of that letter. A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

(99) Press release issued by TRW Inc., dated February 26, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW Inc.

Date: February 26, 2002	By: /s/ W. B. Lawrence W. B. Lawrence Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

(99)	Press release issued by TRW Inc., dated February 26, 2002.